Exhibit 10.9

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT is made as of the 9th day of September, 1997 by and between Rex Lamb, a resident of Nebraska (the "Employee"), and DocuNet Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                 WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

                  1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as National Director - Imaging Sales (such position, Employee's "Position") for a period commencing on the date hereof and continuing until December 31, 2000, subject to the provisions of Section 9 hereof (as may be extended upon mutual agreement of Employee and Employer, the "Term").

                  2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for his Position. Employee agrees to assume such duties and responsibilities as may be customarily incident to such position, and as may be reasonably assigned to Employee from time to time by the Chief Operating Officer of the Company and Employee shall report, throughout the Term, to the Chief Operating Officer of the Company.

                  3. Other Business Activities. During the Term, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with any charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

                  4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, an initial base salary at the annual rate of One Hundred Thirty Thousand Dollars ($130,000) (as the same may hereafter be increased, the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for the similarly situated employees set forth on Schedule A attached hereto (the "Similarly Situated Employees"), from time to time in effect. Increases in the Base Salary may be granted from time to time at the sole discretion of the Company in accordance with customary procedures in effect for Similarly Situated Employees of the Company, except as otherwise determined by the Compensation Committee (as hereafter defined). In addition to the Base Salary, commencing with fiscal year 1998, the Company shall pay Employee, within 30 days after receipt of the final audit for each fiscal year, such bonus (the "Bonus") as the Company shall determine with the manner of such determination to be substantially comparable to the manner applicable to the Similarly Situated Employees, except as otherwise determined by the Compensation Committee. As used herein, the term "Compensation Committee" shall mean a majority of the non-employee members of the compensation committee of the Board of Directors (the "Board") of the Company. Such Bonus shall be based on the guidelines established in advance of each fiscal year, including, but not limited to, the results of the Company's operations, achievement of business unit targets, if applicable, individual performance as compared to specific management objectives set prior to each year, and the Company's Chief Operating Officer's subjective assessment of Employee's performance. Accrual of any Bonus on the financial books and records of the Company for Employee shall in no way obligate the Company to pay a Bonus if Employee is terminated hereunder for any reason. Payment of Bonus upon termination of Employee is at the sole discretion of the Company.

                  5. Benefits and Expenses. In addition to those benefits provided to Similarly Situated Employees of the Company (except as otherwise determined by the Compensation Committee), Employee shall be entitled to those employee benefits (including expense reimbursement) as set forth on Schedule B hereto ("Benefits").


                  6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly, divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Nothing herein contained shall restrict Employee's ability to make such disclosures as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                  7. Property.

                     (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties or as otherwise permitted pursuant to Section 6 hereof; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                     (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

                         (ii) The Employee acknowledges that all the
Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                         (iii) Employee further agrees to reveal promptly all
information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                         (iv) In the event the Company is unable after
reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

                  8. Covenant not to Compete. The Employee shall not, during the Term, including any extensions of the Term, and for a period of one (1) year thereafter (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company:

                     (a) compete, directly or indirectly, with the Company or any of its respective affiliates or subsidiaries, or any of their respective successors or assigns, whether now existing or hereafter created or acquired (collectively, the "Related Companies"), or otherwise engage or participate, directly or indirectly, in any document management business conducted or contemplated to be conducted by a Related Company, as the same are conducted or contemplated to be conducted (as has been determined by the Board) during the Term with respect to any period during the Term or any other business conducted by the Company in which the Employee is or has been actively engaged (the "Restricted Business") within any geographic area located within the United States of America, its possessions or territories (the "Restricted Area");

                     (b) become interested (whether as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise), directly or indirectly, in any person, firm, corporation, association or other entity that engages in the Restricted Business within the Restricted

Area; provided, that nothing contained in this Section 8(b) shall prohibit Employee from owing, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any publicly held company listed on a well-recognized national securities exchange or on an interdealer quotation system of the National Association of Securities Dealers, Inc;

                     (c) solicit, call on, divert, take away, influence, induce or attempt to do any of the foregoing, in each case within the Restricted Area, with respect to the Company's or any of its Related Companies' (A) customers or distributors or prospective customers or distributors (wherever located) with respect to goods or services that are competitive with those of the Company or any of its Related Companies, (B) suppliers or vendors or prospective suppliers or vendors (wherever located) to supply materials, resources or services to be used in connection with goods or services that are competitive with those of the Company or any of its Related Companies, (C) distributors, consultants, agents, or independent contractors to terminate or modify any contract, arrangement or relationship with the Employer or any of its Related Companies or (D) employees (other than family members) to leave the employ of the Company or any of its Related Companies.

                     (d) influence or attempt to influence any supplier, customer or potential customer of the Company or any of the Related Companies to terminate or modify any written or oral agreement or course of dealing with the Company or the Related Companies; or

                     (e) influence or attempt to influence any person (other than a family member) to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or any of the Related Companies, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or any of the Related Companies as an employee, consultant, agent or distributor of the Company or the Related Companies at any time during the one year period immediately preceding the termination of Employee's employment hereunder.

                  9. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

                  9.1. Termination for Disability.

                     (a) In the event of the disability of the Employee such that Employee is unable to perform his duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than ninety (90) consecutive days or more than one hundred twenty (120) days, in the aggregate, during any seven hundred thirty
(730) day period ("Disability"), Employee's employment hereunder may be terminated by the Company by notice to the Employee pursuant to a determination by the Board of Directors.

                     (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation"), including payment prescribed under any disability or life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. Except as specifically set forth in this Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

                     (c) For purposes of this Section 9.1, except as hereinafter provided, the determination as to whether Employee is Disabled shall be made by a licensed physician selected by Employee and shall be based upon a full physical examination and good faith opinion by such physician.

In the event that the Board of Directors disagrees with such physician's conclusion, the Board of Directors may require that Employee submit to a full physical examination by another licensed physician selected by Employee and approved by the Company. If the two opinions shall be inconsistent, a third opinion shall be obtained after full physical examination by a third licensed physician selected by Employee and approved by the Company. The majority of the three opinions shall be conclusive.

                  9.2. Termination by Death. In the event that Employee dies during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary, Benefits and Other Compensation through the end of the month in which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through his by reason of Employee's death, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

                  9.3. Termination By Company for Cause.

                     (a) The Company may terminate Employee's employment hereunder at any time for "cause" upon written notice to Employee based upon a good faith determination by the Board of Directors. The good-faith nature of the determination shall not in and of itself mean that "cause" exists. For purposes of this Agreement, "cause" shall mean: (i) any breach by Employee of any of his obligations under Sections 6, 7 or 8 of this Agreement; (ii) gross incompetence in the performance by Employee of the duties required by or appropriate for his Position; (iii) any material violation of the Company's employee policies as applied to Similarly Situated Employees, as may be amended from time to time;
(iv) fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony; or (v) other conduct of Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company; provided that in no event shall the refusal of Employee to relocate more than 60 miles from his current geographic location be deemed to constitute disloyalty for purposes of clause (v) above; and provided further that in the event of a "Change of Control", "Sale of the Company" or in the event Bruce M. Gillis is no longer either Chairman of the Board or Chief Executive Officer of the Company, "cause" shall have only the meaning set forth in clauses (i) and
(iv) above. For purposes hereof, "Change of Control" shall mean the sale, transfer, assignment or other disposition (including by merger or consolidation) by stockholders of the Company, in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then outstanding stock of the Company to one or more Persons, other than
(i) any such sales, transfers, assignments or other dispositions by such stockholders to their respective Affiliates, (ii) any such transaction effected primarily to reincorporate the Company in another jurisdiction or (iii) any transaction in connection with the simultaneous acquisition of document management companies and the initial public offering of the common stock of the Company or its affiliate. For these purposes, (i) "Affiliate" means, with respect to any stockholder of the Company, (w) any Person directly or indirectly controlling, controlled by or under common control with such stockholder, (x) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such stockholder, (y) any officer, director or general partner of such stockholder, or (z) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the outstanding voting securities of any Person described in clauses (w) through (y) of this sentence; and (ii) "Person" means an individual, partnership, corporation, joint venture, association, trust, unincorporated association, other entity or association. For purposes hereof, "Sale of the Company" means a sale, transfer, assignment or other disposition (including by merger or consolidation), of all of the outstanding stock of the Company, or of all or substantially all of the assets of the Company, a liquidation or dissolution of the Company. A "Sale of the Company" shall not include the consummation of a public offering of Common Stock of the Company or its affiliate pursuant to a registration statement or any transaction effected primarily to reincorporate the Company in another jurisdiction.

                     (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary and Benefits shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                  9.4. Termination By Company Without Cause.

                     (a) The Company may terminate Employee's employment hereunder at any time, for any reason, with or without cause, effective upon the date designated by the Company upon written notice to Employee: provided that, if such notice is given during the one hundred eighty (180) days immediately preceding the end of the Term, such date shall be at least sixty (60) day after the date of such notice.

                     (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus continuation of the current Base Salary and continuation of Benefits (including vesting of options and other Benefits) for the remaining portion of the Term. Except as specifically set forth in this
Section 9.4, the Company shall have no liability or obligation hereunder by reason of such termination.

                  9.5. Termination By Employee

                     (a) Employee may terminate Employee's employment hereunder at any time effective upon the date designated by Employee in written notice of the termination of his employment hereunder pursuant to this Section 9.5(a) (the "Request Date"); provided that, such date shall be at least sixty (60) days after the date of such notice. Notwithstanding the foregoing, upon receipt by the Company of such written notice of termination, the Company in its sole discretion, may deem such termination effective immediately (the "Accelerated Termination Date"). In the event the parties mutually agree to an alternative date of termination, that date shall be considered the Request Date.

                     (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.5(a) hereof, Employee shall be entitled to receive all accrued but unpaid (as of the earlier of the Request Date or the Accelerated Termination Date) Base Salary, Benefits and Other Compensation. If the Company does not terminate the Employee immediately upon receipt of the termination notice and Employee performs his duties in a satisfactory manner, as determined in the sole discretion of the Company, until the Request Date, Employee shall also be entitled to an amount equal to one month's Base Salary (in effect at such time). Except as specifically set forth in this Section 9.5(b), all Base Salary, Benefits and Bonuses shall cease at the time of such termination. Except as specifically set forth in this Section 9.5, the Company shall have no liability or obligation hereunder by reason of such termination.

                  10. Other Agreements. Employee represents and warrants to the Company that:

                     (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this

Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

                     (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

                     (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein.

                     (d) In the event they are still in effect, that Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

                  11. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8, 9 and 20 hereof shall survive the termination of Employee's employment hereunder.

                  11A. Indemnification The Company shall indemnify the Employee from and against any and all losses, costs, damages or expenses the Employee may sustain by reason of his employment hereunder in the same manner and to the same extent as the executive officers of the Company.

                  12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to an Affiliate or any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement, subject, however, to Employee's rights as to termination as provided in Section 9.5 hereof.

                  13. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

                 If to Employee:

                         Rex Lamb
                         DocuTech, Inc.
                         5048 Rentworth Court
                         Lincoln, NE 68516

                 With a copy to:

                         Donald H. Bowman
                         1111 Lincoln Mall, Suite 360
                         Lincoln, NE 68506

                 If to Company:

                         Bruce M. Gillis
                         DocuNet Inc.
                         715 Matson's Ford Road
                         Villanova, PA  19085

                 with a copy to:

                         Barry M. Abelson
                         Pepper, Hamilton & Scheetz LLP
                         3000 Two Logan Square
                         18th & Arch Streets
                         Philadelphia, PA  19103

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

                  14. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

                  15. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                  16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska.

                  17. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

                  18. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  19. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in Philadelphia, Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

                  20. Specific Enforcement; Extension of Period.

                     (a) Employee acknowledges that the restrictions contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                     (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

                  21. Arbitration. In the event that the parties are unable to resolve any disputes arising hereunder, such dispute shall be submitted for a binding determination by a neutral third party designated by the President of the Philadelphia office of the American Arbitration Association.

                  22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


ATTEST:                                  DOCUNET INC.



By:  /s/ Andrew R. Bacas                 By:  /s/ Bruce M. Gillis
   ------------------------                 ----------------------------
   Title:  Secretary                        Title:  Chief Executive Officer


[CORPORATE SEAL]

                                                  /s/ Rex Lamb
                                             ----------------------------
                                                    Rex Lamb


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



                                   SCHEDULE A


James Bunker                                                 Jane Semasko
Gary Blackwelder                                             Mitchell Taube
Mark Creglow                                                 John Semasko
David Crowder                                                David C. Utz, Jr.
Jeff Kalmon                                                  David Yezbak
Rex Lamb
Ovidio Pugnale

                                   SCHEDULE B


                                EMPLOYEE BENEFITS



1. Automobile: Automobile allowance comparable to the Similarly Situated Employees.

2.   Vacation: 20 business days of vacation per year.

3. Major medical and hospitalization insurance: Major medical and hospitalization insurance and other benefits available through Company's cafeteria plan effected by the Company's contribution on behalf of Employee to Company's cafeteria plan in an amount equal to $150 per month.

4. Life Insurance: Policy with death benefit to Employee equal to two times initial Base Salary.

5. Expense Reimbursement: The Company will reimburse Employee for business trade and entertainment expenses normally reimbursed under the Company's general expense reimbursement policy, as may be in effect from time to time.

6. Other Benefits: Participation in 401(k) Plan, Supplemental Retirement Plan and Short-Term disability policy, and any other benefit plan which may be generally available to the class of employees of which Employee is employed.












                                      A-1